Exhibit 99.1

Nuvectis Pharma, Inc. Reports Second Quarter 2023 Financial Results and Business Highlights

•	The Phase 1b study of NXP800 in patients with platinum resistant, ARID1a-mutated ovarian carcinoma is ongoing

•	NXP900 IND cleared by the US FDA, start of Phase 1a study expected in Q3 2023

August 9, 2023, Fort Lee, NJ - Nuvectis Pharma, Inc. (NASDAQ: NVCT) ("Nuvectis" or the "Company"), a clinical-stage biopharmaceutical company focused on the development of innovative precision medicines for the treatment of serious conditions of unmet medical need in oncology, today reported its financial results for the second quarter 2023 and provided an update on recent pipeline progress.

Ron Bentsur, Chairman and Chief Executive Officer of Nuvectis, commented, "During the second quarter, we made significant progress on our NXP800 and NXP900 development programs. For NXP800, we initiated our single-arm, open-label, Phase 1b clinical trial in patients with platinum resistant, ARID1a-mutated ovarian carcinoma and the study is ongoing. We expect to have a preliminary data update from the Phase 1b in the first quarter of 2024." Mr. Bentsur continued, "Moreover, data generated in several preclinical cancer models support the expansion of the NXP800 clinical program into additional potential target indications, such as cholangiocarcinoma."

With respect to the NXP900 program, Mr. Bentsur added, "For NXP900, the Investigational New Drug ("IND") application was cleared by the US Food and Drug Administration ("FDA"), and we expect to initiate the Phase 1a dose escalation study this quarter." Mr. Bentsur concluded, "Finally, we have significantly strengthened our financial position, ending the quarter with approximately $24.6 million in cash. We expect this will enable us to support planned operations into H1 2025."

Second Quarter 2023 Financial Results

Cash, cash equivalents, and short-term investments were $24.6 million as of June 30, 2023, compared to $20.0 million as of December 31, 2022. The increase of $4.6 million was primarily a result of the exercise of warrants from the July 2022 private investment in public equity (“PIPE”) transaction.

Research and Development (R&D) expenses were $4.3 million for the three months ended June 30, 2023, compared to $2.5 million for the three months ended June 30, 2022. The increase of $1.8 million in R&D expenses was primarily attributed to non-cash expenses related to stock-based compensation and manufacturing costs. R&D expenses for the three months ended June 30, 2023 included $0.6 million in non-cash expenses related to stock-based compensation and $0.9 million in one-time research support and milestone payments in connection with the NXP800 and NXP900 license agreements.

General and Administrative (G&A) expenses were $1.5 million for the three months ended June 30, 2023, compared to $1.1 million for the three months ended June 30, 2022, an increase of $0.4 million. G&A expenses for the three months ended June 30, 2023 included $0.4 million in non-cash expenses related to stock-based compensation.

The Company's net loss was $5.7 million for the three months ended June 30, 2023, compared to $3.6 million for the three months ended June 30, 2022, an increase of $2.1 million. The net loss for the three months ended June 30, 2023 included $1.0 million in non-cash expenses related to stock-based compensation and $0.9 million in one-time payments in connection with the NXP800 and NXP900 license agreements.

About Nuvectis Pharma, Inc.

Nuvectis Pharma, Inc. is a biopharmaceutical company focused on the development of innovative precision medicines for the treatment of serious conditions of unmet medical need in oncology. The Company is currently developing two drug candidates, NXP800 and NXP900. NXP800 is an oral small molecule in a Phase 1b clinical trial for the treatment of platinum resistant, ARID1a-mutated ovarian carcinoma, a development program that was granted Fast Track Designation by the US FDA. NXP900 is a novel, small molecule SRC/YES1 kinase inhibitor. The IND has been cleared by the FDA and a Phase 1a dose escalation study is expected to begin in Q3 2023.

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the federal securities laws, which statements are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as "anticipate," "believe," "contemplate," "could," "estimate," "expect," "intend," "seek," "may," "might," "plan," "potential," "predict," "project," "target," "aim," "should," "will," "would," "set to," or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Nuvectis Pharma, Inc.'s current expectations, estimates, and projections about future events and trends that we believe may affect our business, financial condition, results and timing of operations, including clinical trials, prospects, business strategy, and financial needs. The outcome of the events described in these forward-looking statements are subject to inherent uncertainties, risks, assumptions, market and other conditions, and other factors that are difficult to predict and include statements regarding the preclinical data generated to date for NXP800 and NXP900, the Phase 1a data generated and the Phase 1b clinical expectations for NXP800, including the safety, tolerability and other observations from the NXP800 Phase 1a study and timing, and safety, tolerability and efficacy data from the NXP800 Phase 1b study, including statements regarding NXP800's potential ability to become a therapeutic option for the treatment of platinum-resistant, ARID1a-mutated ovarian carcinoma and potentially other cancer indications, and timing for the commencement of the Phase 1a study for NXP900. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are subject to market and other conditions and described more fully in the section titled "Risk Factors" in our 2022 Form 10-K filed with the Securities and Exchange Commission ("SEC"). However, these risks are not exhaustive and new risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release or other filings with the SEC. Any forward-looking statements contained in this press release speak only as of the date of this press release. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as may be required by law, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Company Contact

Ron Bentsur

Chairman, Chief Executive Officer and President

201-614-3151

rbentsur@nuvectis.com

Media Relations Contact

Christopher M. Calabrese

LifeSci Advisors

Tel: 917-680-5608

ccalabrese@lifesciadvisors.com

NUVECTIS PHARMA, INC.

CONDENSED BALANCE SHEETS

(USD in thousands, except per share and share amounts)

(unaudited)

	June 30,	December 31,
	2023	2022
Assets
CURRENT ASSETS:
Cash and cash equivalents	$24,600	$19,993
Other current assets	341	412
TOTAL CURRENT ASSETS	24,941	20,405

TOTAL ASSETS	$24,941	$20,405

Liabilities and Stockholders’ Equity

CURRENT LIABILITIES
Accounts payables	$1,803	$2,910
Payable offering costs	399	450
Accrued liabilities	571	445
Employee compensation and benefits	1,836	2,381
TOTAL CURRENT LIABILITIES	4,609	6,186
TOTAL LIABILITIES	4,609	6,186

COMMITMENTS AND CONTINGENCIES,

STOCKHOLDERS’ EQUITY: see Note 4
Common Stock, $0.00001 par value – 60,000,000 shares authorized as of June 30, 2023, and December 31, 2022, 17,221,113, and 15,190,720 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	*	*
Additional paid in capital	62,074	46,204
Accumulated deficit	(41,742)	(31,985)
TOTAL STOCKHOLDERS’ EQUITY	20,332	14,219
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$24,941	$20,405

*	Represents an amount lower than $1,000 USD.

The accompanying notes are an integral part of these unaudited condensed financial statements.

NUVECTIS PHARMA, INC.

CONDENSED STATEMENTS OF OPERATIONS

(USD in thousands, except per share and share amounts)

(unaudited)

	Three Months Ended June 30		Six Months Ended June 30
	2023	2022	2023	2022
OPERATING EXPENSES:
Research and development	$4,262	$2,505	$6,629	$4,310
General and administrative	1,510	1,068	3,244	2,208

OPERATING LOSS	(5,772)	(3,573)	(9,873)	(6,518)
Finance income	64	4	116	6

NET LOSS	$(5,708)	$(3,569)	$(9,757)	$(6,512)
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(5,708)	$(3,569)	$(9,757)	$(6,512)
BASIC AND DILUTED NET LOSS PER COMMON STOCK OUTSTANDING	$(0.38)	$(0.28)	$(0.65)	$(0.59)
Basic and diluted weighted average number of common stock outstanding	15,178,035	12,717,794	14,951,881	10,984,297